                                        AMENDMENT dated as of August 26,
                                   1994, to the Second Participation and
                                   Loan Agreement dated as of December 20,
                                   1990 (the "Loan Agreement"), among
                                   WESTERN RAILROAD PROPERTIES,
                                   INCORPORATED, a Delaware corporation
                                   ("the Lessee"), CITIBANK, N.A., a
                                   national banking association, as Trustee under the Trust Agreement (the "Lessor"), the financial institutions listed herein as lenders (the
                                   "Lenders"), UP LEASING CORPORATION, a
                                   Delaware corporation (the "Beneficial
                                   Owner"), UNION PACIFIC CORPORATION, a
                                   Utah corporation (the "Beneficial Owner
                                   Parent"), CHICAGO AND NORTH WESTERN
                                   RAILWAY COMPANY (as successor to Chicago and North Western Transportation Company and CNW Corporation), a Delaware corporation; CHEMICAL BANK, a New York banking corporation, as administrative agent (in such capacity, the
                                   "Administrative Agent"), CONTINENTAL
                                   BANK N.A. and THE LONG-TERM CREDIT BANK
                                   OF JAPAN, LTD., CHICAGO BRANCH, as Co-
                                   Agents, and BANQUE PARIBAS, NEW YORK
                                   BRANCH, as Lead Manager.


                    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Loan Agreement. The Lessee has requested that the parties hereto enter into this Agreement in order to amend certain provisions of the Loan Agreement as set forth herein. The parties hereto have agreed to the requested amendments to the Loan Agreement, subject to the terms and conditions set forth herein. Accordingly, the parties hereto agree as follows:

                    SECTION 1. Amendments to Article I. Effective as of the Effective Time, Appendix A of the Loan Agreement is hereby amended to include the definitions set forth below, in the appropriate alphabetical positions:

                         "ECF Payment Date" shall mean the Rent Payment
               Date that occurs on March 15 of each year (or, if any such day is not a Business Day, the next succeeding Business
               Day).

                         "Relevant Annual Period" shall mean with respect
               to each ECF Payment Date, the twelve-month period beginning on January 1 and ending on December 31 of the preceding year.

                    SECTION 2. Amendments to Article II. Effective as of the Effective Time, Article II of the Loan Agreement is hereby amended as follows:

                    (a) Section 2.01 of the Loan Agreement is hereby amended by deleting paragraph (f) thereof in its entirety and replacing it with the following:

                         (f) Interest on Loans. (i) Subject to the provisions of Section 2.01(g), the Loans comprising each ABR Borrowing shall bear interest (computed in accordance with Section 2.01(h)) at a rate per annum equal to the Alternate Base Rate plus 0.25%.

                         (ii)   Subject to the provisions of Section
               2.01(g), the Loans comprising each CD Borrowing shall bear interest (computed in accordance with Section 2.01(h)) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus 1.375%.

                         (iii)  Subject to the provisions of Section
               2.01(g), the Loans comprising each Eurodollar Borrowing shall bear interest (computed in accordance with Section 2.01(h)) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 1.25%.

                         (iv) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

                    (b) Section 2.01 of the Loan Agreement is hereby amended by deleting paragraph (m)(iv)(A) in its entirety and replacing it with the following:

                         (iv)(A) On each ECF Payment Date commencing March 15, 1998, the Lessee Borrowings and the Lessor Borrowings shall be prepaid in an aggregate amount equal to the Excess Cash Flow for the Relevant Annual Period less the aggregate amount of all Tax Sharing Payments being made by the Lessee on such ECF Payment Date and all Tax Sharing Payments made by the Lessee on the three immediately preceding Rent Payment Dates (the "Targeted Excess Cash Flow Prepayments"); provided, however, that prepayments pursuant to this subsection (iv)(A) shall not be required to be made on any ECF Payment Date to the extent that the cumulative amount of such prepayments pursuant to this subsection
               (iv)((A) and of prepayments (if any) pursuant to subsections
               (i) and (ii) above made during the period from and including June 16, 1994, to and including such ECF Payment Date equals or exceeds the amount set forth below opposite such ECF Payment Date:

                                                    Total Cumulative
                           ECF                 Targeted Excess Cash Flow
                      Payment Date             and Optional Prepayments

                     March 15, 1998                   $ 10,945,000
                     March 15, 1999                   $ 31,430,000
                     March 15, 2000                   $ 57,671,250
                     March 15, 2001                   $ 78,687,500
                     March 15, 2002                   $100,270,000


               Each Targeted Excess Cash Flow Prepayment shall be made by the Lessee and shall be applied to repay Lessee Borrowings exclusively until Pro Rata Payment Time. Thereafter, each such Targeted Excess Cash Flow Prepayment (including the balance of any such prepayment a portion of which was applied to pay Lessee Borrowings in order for Pro Rata Payment Time to occur) shall be made by the Lessee and the Lessor pro rata (based on the respective outstanding principal amounts of the Lessee Loans and the Lessor Loans) and applied, in the case of accounts payable by the Lessee, to pay Lessee Borrowings and, in the case of amounts payable by the Lessor, to pay Lessor Borrowings.

                    (b) Section 2.01 of the Loan Agreement is hereby amended by deleting paragraph (m)(iv)(B) in its entirety and replacing it with the following:

                         (B)    On each ECF Payment Date commencing
               March 15, 1998, the Lessee Borrowings and the Lessor Borrowings shall be prepaid in an aggregate amount equal to 25% of the amount equal to (i) Excess Cash Flow for the Relevant Annual Period, minus (ii) the Targeted Excess Cash Flow Prepayments required to be made on such ECF Payment Date and minus (iii) the aggregate amount of all Tax Sharing Payments being made by the Lessee on such ECF Payment Date and all Tax Sharing Payments made by the Lessee on the three immediately preceding Rent Payment Dates (the "Additional Excess Cash Flow Prepayments"). Each Additional Excess Cash Flow Prepayment shall be made by the Lessee and shall be applied to repay Lessee Borrowings exclusively until Pro Rata Payment Time. Thereafter, each such Additional Excess Cash Flow Prepayment (including the balance of any such prepayment a portion of which was applied to pay Lessee Borrowings in order for Pro Rata Payment Time to occur) shall be made by the Lessee and the Lessor pro rata (based on the respective outstanding principal amounts of the Lessee Loans and the Lessor Loans) and applied, in the case of amounts payable by the Lessee, to pay Lessee Borrowings and, in the case of amounts payable by the Lessor, to pay Lessor Borrowings.

                    SECTION 3. Representations and Warranties. The Lessee represents and warrants to each of the Lenders and the other parties hereto that:

                    (a) as of the Effective Time, there exists no Lease Default, Lessee Mortgage Default, Lease Event of Default or Lessee Mortgage Event of Default;

                    (b) the representations and warranties of the Lessee set forth in the Loan Agreement are true and correct in all material respects at and as of the Effective Time with the same effect as though made at and as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date and except that it is understood that Chicago and North Western Railway Company is the surviving corporation of mergers of CNW, Acquisition Corp. and Chicago and North Western Transportation Company; and

                    (c) as of the Effective Time, the Lessee is in compliance with all of the terms and provisions set forth in the Loan Agreement and in each other Project Agreement on its part to be observed or performed.

                    SECTION 4. Conditions of Effectiveness. This Agreement, including the amendments to the Loan Agreement set forth above, shall become effective upon the satisfaction of the following conditions:

                    (a) The Administrative Agent (or its counsel) shall have received counterparts of this Agreement which, when taken together, bear the signatures of the Lessee, the Lessor, the Beneficial Owner and each Lender.

                    (b)  The Administrative Agent shall have received
          (i) for the account of each Lender, a fee equal to 0.15% of the sum of such Lender's Loans and (ii) reimbursement of any out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby and thereby (to the extent that notice of the amount of such expenses is given to the Lessee prior to the date of effectiveness of this Agreement).

                    (c)  The Administrative Agent shall have received
          (i) an Officer's Certificate of the Lessee, dated the date of effectiveness of this Agreement, confirming the representations made in Section 4 of this Agreement and (ii) the favorable written opinion of James P. Daley, Esq., general counsel for the Lessee, dated the date of effectiveness of the Agreement, addressed to the Lenders, and substantially in the form of Exhibit A hereto. The Lessee hereby directs in its general counsel to deliver the opinion referred to in clause (ii) above, it being understood that the Lenders will and may rely thereon.

                    The Administrative Agent will notify the Lessee and the Lenders when the foregoing conditions have been satisfied and, upon receipt of such notice, the Lessee will notify the Beneficial Owner thereof. The time at which such conditions are satisfied, as reasonably determined by the Administrative Agent, is referred to herein as the "Effective Time". The Administrative Agent's determination of the Effective Time shall be conclusive absent manifest error.

                    SECTION 6. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    SECTION 7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                    SECTION 8. Agreement. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                    SECTION 9. Expenses. The Lessee shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement.

                    SECTION 10. Headings. The headings of this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.


                    IN WITNESS WHEREOF, the Lessee, the Lessor, the Beneficial Owner and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.


                                        WESTERN RAILROAD PROPERTIES,
                                        INCORPORATED,

                                          by
                                            /s/ John E. Voldseth
                                            Name:  John E. Voldseth
                                            Title: Vice President Finance

                                        CITIBANK, N.A., not individually
                                        but solely as Trustee under the
                                        Amended and Restated Trust
                                        Agreement, dated as of
                                        December 20, 1990 with UP Leasing
                                        Corporation,

                                          by
                                            /s/ Patrick DeFelice
                                            Name:  Patrick DeFelice
                                            Title: Vice President


                                        UP LEASING CORPORATION,

                                          by
                                            /s/ John E. Dowling
                                            Name:  John E. Dowling
                                            Title: Vice President


                                        CHICAGO AND NORTH WESTERN RAILWAY
                                        COMPANY,

                                          by
                                            /s/ John E. Voldseth
                                            Name:  John E. Voldseth
                                            Title: Vice President Finance


                                        CHEMICAL BANK, as Administrative
                                        Agent and Lender,

                                          by
                                            /s/ Julie A. Soper
                                            Name:  Julie A. Soper
                                            Title: Vice President


                                        THE LONG-TERM CREDIT BANK OF
                                        JAPAN, LTD., CHICAGO BRANCH,
                                        as Co-Agent and Lender,

                                          by
                                            /s/ Richard E. Stahl
                                            Name:  Richard E. Stahl
                                            Title: Senior Vice President
                                                   and Joint General
                                                   Manager

                                        CONTINENTAL BANK,
                                        as Co-Agent and Lender,

                                          by
                                            /s/ Paul R. Frey
                                            Name:  Paul R. Frey
                                            Title: Senior Vice President


                                        BANQUE PARIBAS, NEW YORK BRANCH,
                                        as Lead Manager and Lender,

                                          by
                                            /s/ Clark C. King, III
                                            Name:  Clark C. King, III
                                            Title: Vice President


                                          by
                                            /s/ Peter Toal
                                            Name:  Peter Toal
                                            Title: Regional General Manager


                                        BARCLAYS BANK PLC,

                                          by
                                            /s/ S. Khettry
                                            Name:  S. Khettry
                                            Title: Managing Director


                                        CIBC, INC.,

                                          by
                                            /s/ John J. Mack
                                            Name:  John J. Mack
                                            Title: Vice President


                                        UNION BANK OF SWITZERLAND,

                                          by
                                            /s/ Eileen Tabios
                                            Name:  Eileen Tabios
                                            Title: Vice President


                                          by
                                            /s/ John J. Asburne
                                            Name:  John J. Asburne
                                            Title: Vice President

                                        CHASE MANHATTAN BANK, N.A.,

                                          by
                                            /s/ Francis M. Cox, III
                                            Name:  Francis M. Cox, III
                                            Title: Vice President


                                        CREDIT SUISSE,

                                          by
                                            /s/ Andrew B. Leon
                                            Name:  Andrew B. Leon
                                            Title: Associate


                                          by
                                            /s/ Louis D. Iaconetti
                                            Name:  Louis D. Iaconetti
                                            Title: Associate


                                        KANSALLIS-OSAKE-PANKKI,

                                          by
                                            /s/ Timo Aittola
                                            Name:  Timo Aittola
                                            Title: Senior Vice President


                                          by
                                            /s/ Nicholas A. Matacchier
                                            Name:  Nicholas A. Matacchier
                                            Title: Assistant Vice President


                                        THE TRAVELERS INSURANCE COMPANY,

                                          by
                                            /s/ Paul T. Quistberg
                                            Name:  Paul T. Quistberg
                                            Title: Assistant Investment
                                                   Officer


                                        NATIONAL WESTMINSTER BANK USA,

                                          by
                                            /s/ W. Wakefield Smith
                                            Name:  W. Wakefield Smith
                                            Title: Vice President

                                        THE NORTHERN TRUST COMPANY,

                                          by
                                            /s/ Kelly L. Otto
                                            Name:  Kelly L. Otto
                                            Title: Commerce Banking Officer


                                        MERCANTILE BANK OF ST. LOUIS
                                        NATIONAL ASSOCIATION,

                                          by
                                            /s/ Sally H. Roth
                                            Name:  Sally H. Roth
                                            Title: Vice President


                                        POSTIPANKKI LTD.,
                                        NEW YORK BRANCH,

                                          by
                                            /s/ Sakari Pihlaja
                                            Name:  Sakari Pihlaja
                                            Title: Executive Vice President


                                          by
                                            /s/ Charles P. Wise, Jr.
                                            Name:  Charles P. Wise, Jr.
                                            Title: Vice President


                                        THE DAI-ICHI KANGYO BANK, LTD.,
                                        CHICAGO BRANCH,

                                          by
                                            /s/ Masami Tsuboi
                                            Name:  Masami Tsuboi
                                            Title: Vice President


                                        THE MITSUBISHI TRUST AND
                                        BANKING CORPORATION,

                                          by
                                            /s/ Masaaki Yamagishi
                                            Name:  Masaaki Yamagishi
                                            Title: Chief Manager

                                        THE TOKAI BANK, LTD.,
                                        CHICAGO BRANCH,

                                          by
                                            /s/ Hiroshi Hirunami
                                            Name:  Hiroshi Hirunami
                                            Title: Assistant General
                                                   Manager


                                        FIRST NATIONAL BANK OF BOSTON,

                                          by
                                            /s/ Dexter Freeman
                                            Name:  Dexter Freeman
                                            Title: Vice President


                                        ALLSTATE LIFE INSURANCE COMPANY,

                                          by
                                            /s/ Gary W. Fridley
                                            Name:  Gary W. Fridley
                                            Title: Vice President


                                          by
                                            /s/ Barry Paul
                                            Name:  Barry Paul
                                            Title: Vice President


                                        ALLSTATE INSURANCE COMPANY,

                                          by
                                            /s/ Gary W. Fridley
                                            Name:  Gary W. Fridley
                                            Title: Vice President


                                          by
                                            /s/ Barry Paul
                                            Name:  Barry Paul
                                            Title: Vice President

                                        CHANCELLOR SENIOR SECURED
                                        MANAGEMENT, INC., as Portfolio
                                        Advisor to:

                                        KEYPORT LIFE INSURANCE COMPANY,

                                          by
                                            /s/ Christopher E. Jansen
                                            Name:  Christopher E. Jansen
                                            Title: Managing Director


                                        UNION PACIFIC CORPORATION,

                                          by
                                            /s/ John E. Dowling
                                            Name:  John E. Dowling
                                            Title: Vice President


                                                                  EXHIBIT A







          August 26, 1994







          TO: Each of the lenders (the "Lenders") parties to the Amendment dated as of August 26, 1994 (the "Amendment") to the Second Participation and Loan Agreement dated as of December 20, 1990 (the "Loan Agreement"), among Western Railroad Properties, Incorporated, as Lessee, Citibank, N.A., as Lessor, the Lenders party thereto, UP Leasing Corporation, as Beneficial Owner, Union Pacific Corporation, as Beneficial Owner Parent, Chicago and North Western Railway Company (as successor to Chicago and North Western Transportation Company and CNW Corporation), Chemical Bank, as Administrative Agent, Continental Bank N.A. and The Long-Term Credit Bank of Japan, Ltd., Chicago Branch, as Co-Agents, and Banque Paribas, New York Branch, as Lead Manager.


          Ladies and Gentlemen:

                    This opinion is furnished to you pursuant to
          Section 5(c)(ii) of the Amendment. Unless otherwise defined herein, terms defined in the Amendment and the Loan Agreement are used herein as therein defined.

                    I have acted as in-house counsel to Western Railroad Properties, Incorporated, a Delaware corporation (the "Lessee") and am General Counsel of Chicago and North Western Railway Company (as successor to Chicago and North Western Transportation Company and CNW Corporation ("CNWR", and, together with the Lessee, the "CNW Parties"). I or attorneys on my staff or on the legal staffs of the CNW Parties are familiar with the organization and operations of the CNW Parties.

                    I or attorneys on my staff have reviewed original executed copies of, or facsimile transmissions or photocopies of execution copies of the Amendment, the Master Assignment Agreement, the Loan Agreement (and any Notes for each Lender executed by the Lessee or Lessor), the Lease, the Land Lease, the Mortgages, the Pledge Agreement and the Trust Agreement (the above documents are hereinafter collectively referred to as the "Documents"). In addition, in connection with this opinion, I or attorneys on my staff have examined the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments (including memoranda prepared by outside counsel) and such


          certificates or comparable documents of public officials and of officers and representatives of the CNW Parties and have made such other and further investigations, as I or other attorneys on my staff have deemed relevant and necessary as a basis for the opinions hereinafter set forth. For purposes of this opinion, I or attorneys on my staff have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me or them as originals, the conformity to originals of all facsimile transmissions or photocopies of (i) such records, instruments, certificates and other documents and (ii) executed or execution copies of such agreements, and that the parties to the Documents other than the CNW Parties have the corporate power and authority to enter into and perform each of the Documents and that each of the Documents has been duly authorized, executed and delivered by each such other party.

                    As to questions of fact relevant to this opinion, I have relied upon certificates of officers and representatives of the CNW Parties or public officials.

                    Based upon and subject to the foregoing, and subject to the qualifications and exceptions set forth herein, I am of the opinion that:

                    1. Each of the CNW Parties has the requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own its property and assets and to carry on its business as now conducted except in any case where the failure to hold or be in compliance with any of the foregoing would not individually or in the aggregate have a material adverse effect on the CNW Parties. Each of the CNW Parties also has the requisite corporate power and authority to execute, deliver and perform the Amendment.

                    2. The execution, delivery and performance by the CNW Parties of the Amendment will not:

                         (i) violate any provision of the articles of incorporation or by-laws of the CNW Parties or violate
               (x) any provision of law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality of (1) the State of Illinois or the General Corporation Law of the State of Delaware or of the United States of America or (2) to the best of my knowledge and the knowledge of attorneys on my staff, any other jurisdiction of the United States, or (y) any indenture, certificate of designation for preferred stock, agreement or other instrument known to us after due inquiry to which any of the CNW Parties is a party or by which any of them or any of their property is bound,

                         (ii) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or

                         (iii) result in the creation or imposition of (or the obligation to create or impose) any material Lien upon


               any of the property or assets of any of the CNW Parties under any such indenture, agreement or other instrument.

                    3. The Amendment has been duly executed and delivered by CNWR. The Loan Agreement, as amended by the Amendment, and the other Documents continue to constitute valid and legally binding obligations of each of the CNW Parties that is a party thereto, enforceable against each such CNW Parties in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                    4. To the best of my knowledge and the knowledge of attorneys on my staff, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, the ICC or any other Governmental Authority in the states in which the CNW Parties conduct business, is required to be obtained or made by any CNW Party to authorize, or is required in connection with the execution, delivery and performance of, the Amendment (except such as have been obtained or made and are in full force and effect).

                    The attorneys on my staff and I are admitted to practice in the State of Illinois and this opinion accordingly is limited to the laws thereof, the General Corporation Law of the State of Delaware and the laws of the United States. However, I also advise you that nothing has come to our attention with respect to the laws of other applicable jurisdictions that is inconsistent with the conclusions expressed herein. I recognize that the Amendment is governed by the laws of the State of New York and that neither I nor any of the attorneys on my staff are admitted to practice in the State of New York. In giving the opinion expressed in paragraph 3, I have assumed that the laws of the State of New York are in all relevant respects consistent with the laws of the State of Illinois. Finally, I advise you that we customarily review, either ourselves or with assistance of local counsel, questions that arise from time to time relating to the application to the business of the CNW Parties of the laws of the jurisdictions in which the CNW Parties have material operations.


                                             Very truly yours,


                                             /s/ James P. Daley
                                             James P. Daley
                                             Senior Vice President
                                             General Counsel and Secretary


                                                                 SCHEDULE I






                                   The Corporations


          Chicago and North Western Railway Company
          Midwestern Railroad Properties, Incorporated
          North Western Leasing Company
          Signage, Inc.
          Wisconsin Town Lot Company
          CNW Realco, Inc.